EXHIBIT 8.1


VEDDER PRICE                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                      222 NORTH LASALLE STREET
                                      CHICAGO, ILLINOIS 60601-1003
                                      312-609-7500
                                      FACSIMILE: 312-609-5005

                                      OFFICES IN CHICAGO, NEW YORK CITY
                                      AND LIVINGSTON, NEW JERSEY



                                      March 30, 2004



Grant Park Futures Fund Limited Partnership
c/o Dearborn Capital Management, L.L.C.
550 West Jackson Boulevard, Suite 1300
Chicago, Illinois  60661

         Re:      Grant Park Futures Fund Limited Partnership
                  -------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Grant Park Futures Fund Limited Partnership, a limited partnership organized under the Revised Uniform Limited Partnership Act of the State of Illinois ("Grant Park"), in connection with the preparation and filing, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (File No. 333-113297) (the "Registration Statement"), relating to the issuance of Limited Partnership Units of Grant Park.

         In so acting, we have reviewed such data, documents, statutes and regulations and have considered such questions of law and fact as we have deemed appropriate for purposes of rendering the opinions set forth herein. We have also reviewed and relied upon statements as well as certain written representations made to us by Dearborn Capital Management, L.L.C., the general partner of Grant Park (the "General Partner"), concerning the operation of Grant Park and the nature of the annual gross income of Grant Park. We have undertaken no independent investigation of the accuracy of the facts and representations set forth or referred to herein.

         Based on the foregoing, it is our opinion that Grant Park will be classified as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation, provided that (i) at least 90% of Grant Park's annual gross income consists of "qualifying income" as defined in the Internal Revenue Code of 1986, as amended and (ii) Grant Park is organized and operated in accordance with its governing agreements and applicable law. In addition, we advise you that in our opinion, the description set forth under the heading "U.S. Federal Income Tax Consequences" in the prospectus constituting part of the Registration Statement (the "Prospectus") correctly describes the material U.S. federal income tax consequences as of the date hereof to Grant Park and U.S. resident individuals who invest in Grant Park.

VEDDERPRICE
Grant Park Futures Fund Limited Partnership
March 30, 2004
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "U.S. Federal Income Tax Consequences" in the Prospectus.

                                                  Very truly yours,

                                    /s/  VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.



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